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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 14, 2007

                                INSURE.COM, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                    0-26781                36-3299423
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  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)

           8205 South Cass Ave., Darien, IL                      60561
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       (Address of principal executive offices)               (Zip Code)

         Registrant's telephone number, including area code 630-515-0170


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Effective December 21, 2006, Insure.com, Inc. (the "Company") entered into a renewal, executed on or about January 15, 2007, of its existing headquarters office lease for approximately 18,780 square feet of space at 8205
S. Cass Avenue, Darien, Illinois. The term of the lease runs through December 31, 2013, with the Company having an option to terminate the lease on December 31, 2011. Under terms of the lease, the Company will pay rent of $17,230.65 per month, plus its proportionate share of taxes and building operating expenses. The rent will increase by 3% each year of the lease. The Company will receive eight months of free rent as a part of this agreement. The lease agreement included as Exhibit 99.1 is incorporated by reference into this item.

SECTION 9.01  FINANCIAL EXHIBITS AND EXHIBITS

ITEM 9.01(d)  EXHIBITS

Exhibit
Number        Description
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99.1          Lease Agreement between SMII Oak Creek/LP, L.P. and
              Insure.com, Inc., dated December 21, 2006.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 14, 2007                            By: /s/ PHILLIP A. PERILLO
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                                                       Phillip A. Perillo
                                                       Senior Vice President and
                                                       Chief Financial Officer